Exhibit 99.2

For Immediate Release

U.S. ENERGY CORP. TO PRESENT AT

THE ENERCOM OIL & GAS CONFERENCE 21

WHILE MARKING 50 YEAR ANNIVERSARY

DENVER, Colorado – August 8, 2016 – U.S. Energy Corp. (NASDAQ: USEG) today announced that its management will be presenting at the following leading industry conference:

Event:	The EnerCom Oil & Gas Conference 21

Location:	The Westin Denver Downtown
1672 Lawrence Street
Denver, Colorado 80202
Telephone: 1-303-572-9100

Date:	Wednesday, August 17, 2016
The presentation will take place in Confluence Room C at 1:55 PM MDT.

Conference Website:	www.theoilandgasconference.com

Conference Webcast:	www.theoilandgasconference.com/togc-webcast/useg

Use the link on U.S. Energy Corp.’s home page at www.usnrg.com to view accompanying event presentation material on the date of the event.

About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company, which has been in business over 50 years. The Company’s primary focus is on the exploration and development of its oil and gas assets.  The Company is headquartered in Denver, Colorado and is a Wyoming corporation.  The Company trades on the Nasdaq Capital Market under the symbol "USEG".

For further information, please contact:

David Veltri, CEO and President

U.S. Energy Corp.

1-800-776-9271 (Toll Free)

David@usnrg.com